CUSIP No. 00461U 105	13D

Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Aclaris Therapeutics, Inc. is filed on behalf of each of the undersigned.

Date: October 16, 2015

VIVO VENTURES FUND VII, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:	/s/ Albert Cha
ALBERT CHA, M.D., PH.D.
Managing Member

VIVO VENTURES VII AFFILIATES FUND, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:	/s/ Albert Cha
ALBERT CHA, M.D., PH.D.
Managing Member

Vivo Ventures VII, LLC

By:	/s/ Albert Cha
ALBERT CHA, M.D., PH.D.
Managing Member

12.